UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2011

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Fourth Avenue

Needham, Massachusetts 02494-2725

(Address of principal executive offices) (Zip Code)

(781) 433-0771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Appointment of Certain Officers.  Compensatory Arrangements of Certain Officers.

On July 1, 2011, Celldex Therapeutics, Inc. (the “Company”) appointed Ronald A. Pepin, Ph.D., age 56, (the “Executive”) as the Company’s Senior Vice President and Chief Business Officer.  Dr. Pepin most recently served as Vice President at Shire Pharmaceuticals. Previously, from 2000-2009, Dr. Pepin was Senior Vice President, Business Development at Medarex, Inc. Earlier in his career, Dr. Pepin was Executive Director of External Science and Technology at Bristol-Myers Squibb. Dr. Pepin received his B.A. from Tufts University and his Ph.D. in Biology from Georgetown University.

Concurrent with Dr. Pepin’s appointment, Mr. Pepin and the Company entered into an employment agreement dated as of July 1, 2011 (the “Employment Agreement”). The Employment Agreement provides, among other things, for:  (i) an annual base salary of $300,000; (ii) an annual cash bonus in an amount established by the Company’s Board of Directors; (iii) a lump sum severance payment equal to 200% of the Executive’s then-base salary (not including bonus) in the event that his employment is terminated without cause or he resigns “for good reason” (as defined in the Employment Agreement); and (iv) accelerated vesting of any unvested Equity Awards (as defined in the Employment Agreement) and a lump sum cash payment equal to twelve (12) times Executive’s highest monthly base compensation (not including bonus) during the twenty-four month period prior to the date of termination plus the average of the annual discretionary bonuses received by the Executive during the two full fiscal years prior to the date of termination in the event of termination without cause or resignation “for good reason” by the Executive within one year immediately following a Change in Control (as defined in the Employment Agreement).

The Employment Agreement has an initial term through December 31, 2011 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew.

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement dated July 1, 2011 by and between the Company and Ronald A. Pepin, Ph.D.
99.1	Press Release Issued by the Company on July 6, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celldex Therapeutics, Inc.

Date: July 6, 2011	By:	/s/ Avery W. Catlin
Avery W. Catlin
Title: Senior Vice President and Chief Financial Officer